Exhibit 23.2

KPMG LLP Bay Adelaide Centre 333 Bay Street, Suite 4600 Toronto, ON M5H 2S5 Canada Tel 416-777-8500 Fax 416-777-8818

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Centerra Gold Inc.

We consent to the use of our report dated February 23, 2023, on the consolidated financial statements of Centerra Gold Inc. (the “Entity”), which comprise the consolidated statements of financial position as of December 31, 2022 and December 31, 2021, the related consolidated statements of loss and comprehensive loss, shareholders' equity and cash flows for each of the years in the two-year period ended December 31, 2022, and the related notes, and our report dated February 23, 2023 on the effectiveness of internal control over financial reporting as of December 31, 2022, which are incorporated by reference in this Registration Statement on Form S-8 dated April 28, 2023 of the Entity.

/s/ KPMG LLP

Chartered Professional Accountants, Licensed Public Accountants

April 28, 2023

Toronto, Canada